Exhibit 10.1

Execution Version

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Agreement”), dated as of February 14, 2012, among U.S. Bank National Association, as escrow agent and securities intermediary (in such capacities, the “Escrow Agent”), U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”) under the Indenture (as defined herein), and Caesars Escrow Corporation, a Delaware corporation, and Caesars Operating Escrow LLC, a Delaware limited liability company (each an “Issuer” and together the “Issuers”).

R E C I T A L S

WHEREAS, this Agreement is being entered into in connection with the Purchase Agreement (the “Purchase Agreement”) dated February 9, 2012, among the Issuers, Caesars Entertainment Corporation, a Delaware corporation (“Parent”), and the Representatives (as defined therein) of the initial purchasers listed on Schedule I to the Purchase Agreement (collectively, the “Initial Purchasers”) and in connection with the Indenture (the “Indenture”) dated as of February 14, 2012 (the “Issue Date”) among the Issuers, Parent and the Trustee, relating to the Securities (as defined below) (for the avoidance of doubt U.S. Bank National Association, whether in its capacity as Escrow Agent, Trustee, Securities Intermediary or Collateral Agent is not a party to the Purchase Agreement, shall have no duties or obligations hereunder and shall not be deemed to have knowledge of its terms);

WHEREAS, pursuant to the terms of the Indenture and Purchase Agreement, the Issuers are selling $1,250,000,000 aggregate principal amount of their 8 1/2 % Senior Secured Notes due 2020 (the “Securities”);

WHEREAS, concurrently with the closing of the sale of the Securities, the Initial Purchasers, on behalf of the Issuers, will deposit with the Escrow Agent, as hereinafter provided, the gross proceeds (which, for the avoidance of doubt, shall equal $1,250,000,000) thereof, which together with the Additional Amount (as defined below) deposited directly by or on behalf of the Issuers (in both cases, in the form of immediately available funds, Treasury Securities (as defined below) or Cash Equivalents (as defined below)) shall equal an amount sufficient to pay when due the Escrow Redemption Price (as defined below), assuming redemption of the Securities occurs on the Escrow Redemption Date (as defined below);

WHEREAS, such funds will be used (i) (A) upon satisfaction of the conditions set forth in Section 3(a), by Caesars Entertainment Operating Company, Inc., a Delaware corporation (the “Company”) for the purposes set forth in Section 3(a) or (B) to fund the Escrow Redemption Price, and (ii) to pay all reasonable out-of-pocket expenses incurred by the Initial Purchasers in connection with the purchase and sale of the Securities pursuant to the terms of the Purchase Agreement (for the avoidance of doubt U.S. Bank National Association, whether in its capacity as Escrow Agent, Trustee, Securities Intermediary or Collateral Agent is not a party to the Purchase Agreement, shall have no duties or obligations hereunder and shall not be deemed to have knowledge of its terms);

WHEREAS, as security for its obligations under the Securities and the Indenture, the Issuers hereby grant to the Trustee, for the sole and exclusive benefit of the holders of the Securities, a first priority security interest in and lien on the Escrow Account (as defined herein) and the Collateral (as defined herein); and

WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be held in and disbursed from the Escrow Account and released from the security interest and lien described above.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All terms used but not defined herein shall have the meanings ascribed to them in the Indenture. Unless the context otherwise requires, references herein to the “Issuer” shall mean (x) prior to the Assumption Date, Caesars Escrow Corporation and Caesars Operating Escrow LLC and (y) as of the Assumption Date, all of the Company, Caesars Escrow Corporation and Caesars Operating Escrow LLC. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

“Additional Amount” means an amount of cash, Treasury Securities or Cash Equivalents or any combination thereof, which will, with the gross proceeds of the offering and with the anticipated income thereon, provide cash to the Escrow Agent in an amount sufficient to pay the Escrow Redemption Price (which, for the avoidance of doubt, shall equal $4,131,944.44).

“Assumption Date” means the date on which the Assumption Documents become effective in accordance with their terms.

“Assumption Documents” means each of the Joinder Agreement, the Supplemental Indenture and the Registration Rights Agreement Joinder (each as defined in the Purchase Agreement) and such other documents necessary to effect the CEOC Assumption (as defined below).

“Bank Amendment” means the definitive documentation for the amendment to the Senior Secured Credit Facilities as contemplated under the heading “Recent Developments —Offering Transactions” in the Offering Memorandum.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Cash Equivalents” means any investment in time deposits, demand deposits, certificates of deposit or money market deposits maturing on or before the Conditions Precedent Date, entitled to U.S. Federal deposit insurance for the full amount thereof or issued by a bank or trust company that is organized under the laws of the United States of America or any state thereof having capital in excess of $500.0 million, so long as such investment is convertible into cash on not more than one Business Day’s notice. The Escrow Agent may purchase from or sell to itself or an Affiliate, as principal or agent, securities herein authorized.

“CEOC Assumption” means the Company’s assumption of the various obligations of the Issuers under the Securities pursuant to the Assumption Documents.

“Collateral” see Section 6(a).

“Collateral Agreement” means the collateral agreement, dated as of January 28, 2008, as amended and restated as of June 10, 2009, by and among the Company, the subsidiary pledgors party thereto and Bank of America, N.A.

“Conditions Precedent Date” means the earlier of (x) the date on which the Company determines in its sole discretion that any of the Escrow Conditions cannot be satisfied and (y) May 15, 2012.

“Escrow Account” means the escrow account established pursuant to Section 2.

“Escrow Funds” see Section 2(a)(i).

“Escrow Redemption” means the obligation of the Issuer to redeem all of the Securities, pursuant to Section 3.09 of the Indenture if the assumption is not consummated by the Conditions Precedent Date.

“Escrow Redemption Date” means a day selected by the Issuers that is not more than 30 days following the Conditions Precedent Date.

“Escrow Redemption Price” means 100% of the gross proceeds received from the sale of the Securities, plus accrued and unpaid interest on the Securities from the date hereof to, but not including, the Escrow Redemption Date.

“Indemnified Person” see Section 5.

“Notes Collateral” means all property subject or purported to be subject, from time to time, to a lien under the Security Documents.

“Offering Memorandum” means the offering memorandum dated as of February 9, 2012 relating to the offer and sale of the Securities.

“Release Date” shall mean the date when all of the conditions precedent to the release of the Escrowed Property described in Section 3(a) hereof are satisfied.

“Release Request” means an Officer’s Certificate requesting release of the Escrow Funds signed by Officers of the Issuer in the form attached hereto as Annex I, certifying as to the matters specified therein.

“Representative Officer” means any officer of the Escrow Agent who has direct responsibility for the administration of this Agreement and shall also mean any other officer of the Escrow Agent to whom any matter related to this Agreement is referred because of such person’s knowledge of and familiarity with the particular subject matter.

“Secured Obligations” see Section 6(a).

“Security Documents” means the Collateral Agreement and the security agreements, pledge agreements, collateral assignments, mortgages and related agreements, mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating a security interest in the collateral as contemplated in the Indenture.

“Senior Secured Credit Facilities” means the Company’s senior secured credit facilities under an amended and restated credit agreement dated as of May 20, 2011 among the Company, Parent, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

“Treasury Securities” means any of the following that may be convertible into cash on not more than one Business Day’s notice: (i) debt obligations issued or guaranteed by the government of the United States of America or any agency thereof for which the full faith and credit of the United States of America is pledged to secure payment in full at maturity and which are not redeemable at the option of the Issuers prior to maturity, (ii) repurchase agreements with respect to debt obligations referred to in clause (i) above and (iii) money market accounts that invest solely in the debt obligations referred to in clause (i) above and/or repurchase agreements referred to in clause (ii) above.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

2. Escrow Account; Escrow Agent.

(a) Establishment of Escrow Account.

(i) Concurrently with the execution and delivery hereof, (A) the Escrow Agent shall establish an escrow account in the name of the Trustee entitled “Escrow Account of U.S. Bank National Association, as Trustee” (the “Escrow Account”) at its office located at 60 Livingston Avenue St. Paul, Minnesota 55107, (B) the Initial Purchasers at the direction of the Issuer will deposit with the Escrow Agent the gross proceeds from the sale of the Securities and (C) the Issuers (or the Company on behalf of the Issuers) shall deposit with the Escrow Agent the Additional Amount (the amounts referred to in clauses (B) through (C) the “Escrow Funds”).

(ii) The Escrow Agent shall accept the Escrow Funds and shall hold such securities, funds and the proceeds thereof in the Escrow Account. All amounts so deposited, and the interest on, and dividends, distributions and other payments or proceeds in respect of, any such deposits, less any amounts released pursuant to the terms of this Agreement, shall constitute the “Escrowed Property.” The Escrow Agent shall invest any portion of the Escrowed Property that is cash in cash, in Treasury Securities or Cash Equivalents as may be directed by the Issuer in writing from time to time. If and until the Trustee receives such a written direction the funds in the escrow account shall remain uninvested. In selecting any Treasury Securities or Cash Equivalents, the Issuer shall determine that the proceeds thereof at maturity, when added to the balance of the Escrowed Property without the reinvestment thereof or sale prior to maturity, provide funds to the Escrow Agent in an amount at least equal to the Escrow Redemption Price on the assumed Escrow Redemption Date. All such property shall be held in the Escrow Account until disbursed in accordance with the terms hereof. The Escrow Account and all property held therein by the Escrow Agent shall be under the control (within the meaning of Section 9-104 of the UCC) of the Trustee for the benefit of the holders of the Securities.

(iii) The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrowed Property and any other moneys on deposit with it pursuant to this Agreement, including any interest accruing thereon. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof or from the sale of any Treasury Securities or Cash Equivalents required by the terms hereof or any shortfall in the value of the Escrowed Property that might result therefrom.

(b) Security Interest in Escrow Funds. On the Issue Date, each of the Trustee and the Escrow Agent shall receive an opinion of counsel to the Issuer, which shall comply with Section 13.04 of the Indenture.

(c) Escrow Agent Compensation; Expense Reimbursement.

(i) The Issuer shall pay to Escrow Agent for services to be performed by it under this Agreement in accordance with the Escrow Agent’s fee schedule attached hereto as Exhibit I. The Escrow Agent shall be paid any compensation owed to it directly by the Issuer and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this clause (i) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(ii) The Issuer shall reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. The Escrow Agent shall be paid any such expenses owed to it directly by the Issuer and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this clause (ii) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(d) Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 30 Business Days’ prior written notice to the Issuer and the Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all Escrowed Property maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent’s possession relating to such funds, or this Agreement, to a successor escrow agent mutually approved by the Issuer and the Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) the Issuer, the Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the holders of the Securities and the Trustee than this Agreement. The Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except to the limited extent set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 Business Days after notice of resignation is given to the Issuer, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

3. Release of Escrowed Property.

(a) If at any time on or prior to the Conditions Precedent Date, the Escrow Agent receives a Release Request from the Issuer that includes the following (i) as of the Release Date, no Event of Default under the Indenture has occurred and is continuing; (ii) the Bank Amendment has been fully executed and delivered; (iii) the Company has received approval from the applicable gaming authorities for the offering of the Securities and the Bank Amendment; (iv) the CEOC Assumption has been consummated; and (iv) concurrently with the release of the Escrowed Property to the Company (the “Release”): (A) the Assumption Documents will have been executed and delivered by all parties thereto; (B) the Escrow Funds will be used to repay a portion of the outstanding borrowings under the Senior Secured Credit Facilities, pay the fees and expenses related to the issuance and sale of the Securities (including the Deferred Discount (as defined in the Purchase Agreement) and the out of pocket expenses of the Initial Purchasers payable by the Issuers pursuant to the terms of the Purchase Agreement) and for other general corporate purposes as set forth in a written direction to the Escrow Agent substantially as set forth in Annex I contemplated in the Offering Memorandum, the Escrow Agent will release all Escrowed Property then held by it to or for the account of the Issuer, upon presentation of a Release Request no later than 3 p.m. Eastern on the business day prior to such Release.

(b) If the Escrow Agent receives a written notice from the Issuer or the Trustee substantially in the form of Annex II that the conditions specified in 3(a) will not be satisfied and/or that the Escrow Redemption is to occur, which notice shall state the Escrow Redemption Date and the Escrow Redemption Price, the Escrow Agent will on or before the Business Day prior to the Escrow Redemption Date release to the Paying Agent an amount of Escrowed Property in cash equal to the Escrow Redemption Price specified in such notice from the Issuer or the Trustee. Concurrently with such release to the Paying Agent, the Escrow Agent shall release any excess of Escrowed Property over the Escrow Redemption Price to the Company.

(c) Notwithstanding paragraphs 3(a) and (b) above, if the Escrow Agent receives a notice from the Trustee or the Issuer or otherwise has actual knowledge that a Default has occurred and is continuing, the Escrow Agent will not release any Escrowed Property to the Issuer unless and until the Escrow Agent receives a notice from the Trustee that such Default is not continuing.

(d) If the Escrow Agent receives a notice from the Trustee that the principal of and accrued interest on the Securities (the “Default Amount”) has become immediately due and payable pursuant to Section 6.02 of the Indenture (an “Acceleration Event”) and either (i) a court of competent jurisdiction by final and nonappealable judgment determines that the acceleration of the Securities was appropriate as a result of a bona fide Event of Default under the Indenture or (ii) such acceleration is not rescinded on or prior to the Conditions Precedent Date (either such event, a “Remedies Trigger Event”), the Escrow Agent will liquidate all Escrowed Property then held by it within one Business Day after it receives notice of such court determination or on the Business Day after the Conditions Precedent Date, as the case may be, and will release to the Paying Agent for payment to the holders of the Securities an amount of Escrowed Property sufficient to pay the Default Amount. The Escrow Agent will release all remaining Escrowed Property in excess of such Default Amount to the Company.

If the Escrow Agent receives a notice that an Escrow Redemption is to occur, this Section 3(d) and Section 3(c) shall be of no further effect and all Escrowed Property then held by the Escrow Agent shall be released in accordance with Section 3(b).

4. Limitation of Escrow Agent’s Liability; Responsibilities of Escrow Agent. The Escrow Agent’s responsibility and liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the Trustee or the holders of the Securities from time to time the performance of the Issuer; (ii) the Escrow Agent shall have no responsibility to the Issuer or the Trustee or the holders of the Securities from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent; (iii) the Issuer shall remain solely responsible for all aspects of the Issuer’s business and conduct; and (iv) the Escrow Agent shall not be obligated to supervise, inspect or inform the Issuer or any third party of any matter referred to above. In no event shall the Escrow Agent be liable (i) for relying upon any judicial or administrative order or judgment, upon any opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Issuer or the Trustee in compliance with the provisions of this Agreement, (ii) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document believed by it in good faith to be genuine and to have been signed or presented by the proper person, (iii) for any consequential, punitive or special damages, (iv) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians or (v) for an amount in excess of the value of the Escrow Account, valued as of the date of deposit.

The rights and powers granted to the Escrow Agent hereunder are being granted in order to preserve and protect the Trustee’s and the holders’ of Securities security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Escrow Agent in connection therewith other than those imposed under applicable law. The Escrow Agent shall exercise the same degree of care in the custody and preservation of the Collateral in its possession as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Issuers or any other party.

At any time the Escrow Agent may request in writing an instruction in writing from the Issuer (other than any disbursement pursuant to Section 6(b)(iii)), and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is not contrary to another identified provision of this Agreement. The Escrow Agent shall not be liable to the Issuer for acting without the Issuer’s consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least five Business Days after the Issuers receive the Escrow Agent’s request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Issuer.

At the expense of the Issuer, the Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except for any such action taken or omitted in bad faith.

In the event of any ambiguity in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, or instruction, notice or certification delivered hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds, securities or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing reasonably satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary. The costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of the Issuer.

No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism or war, the failure or malfunction of communication or computer systems, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5. Indemnity. The Issuer shall indemnify, hold harmless and defend the Trustee and the Escrow Agent and their respective directors, officers, agents, employees and controlling persons, (each, an “Indemnified Person”) from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees, and claims for damages, arising from the Trustee’s or the Escrow Agent’s performance or non-performance, or in connection with the Escrow Agent’s acceptance of appointment as the Escrow Agent under this Agreement, except to the extent that such liability, expense or claim is solely and directly attributable to the gross negligence or willful misconduct of any such Indemnified Person. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.

6. Grant of Security Interest; Instructions to Escrow Agent.

(a) The Issuer hereby irrevocably grants a first priority security interest in and lien on, and pledges, assigns, transfers and sets over to the Trustee for its own benefit and the benefit of the holders of the Securities, all of its respective right, title and interest in, to the extent applicable, (i) the Escrow

Account, and all Financial Assets and other property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, and all Treasury Securities or Cash Equivalents held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2; (ii) all security entitlements (as such term is defined in Section 8-102(a) of the UCC) from time to time credited to the Escrow Account; (iii) all claims and rights of whatever nature which the Issuer may now have or hereafter acquire against any third party in respect of any of the Collateral described in this Section 6 (including any claims or rights in respect of any security entitlements credited to an account of the Escrow Agent maintained at The Depository Trust Company or any other clearing corporation) or any other securities intermediary (as such terms are defined in Section 8-102(a) of the UCC); (iv) all rights which the Issuer has under this Agreement and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Collateral; and (v) all proceeds (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing (collectively, the “Collateral”), in order to secure all obligations and indebtedness of the Issuer under the Indenture, the Securities and any other obligation, now or hereafter arising, of every kind and nature, owed by the Issuer under the Indenture or the Securities to the holders of the Securities or to the Trustee or any predecessor Trustee (collectively, the “Secured Obligations”). The Escrow Agent hereby acknowledges the Trustee’s security interest and lien as set forth above. The Issuer shall take all actions and shall direct the Trustee in writing to take all actions necessary on its part to insure the continuance of a perfected first priority security interest in the Collateral in favor of the Trustee in order to secure all Secured Obligations. The Issuer shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Issuer’s right, title or interest in the Escrow Account or any Collateral.

(b) The Issuer and the Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:

(i) maintain the Escrow Account for the sole and exclusive benefit of the Trustee on its behalf and on behalf of the holders of the Securities to the extent specifically required herein; treat all property in the Escrow Account as financial assets (as defined in Section 8-102(a) of the UCC); take all steps reasonably specified in writing by the Issuer pursuant to this Section 6 to cause the Trustee to enjoy continuous perfected first priority security interest under the UCC, any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the Collateral and except as otherwise required by law, maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the Trustee;

(ii) promptly notify the Trustee if a Representative Officer of the Escrow Agent receives written notice that any Person other than the Trustee has or purports to have a lien or security interest upon any portion of the Collateral; and

(iii) in addition to disbursing amounts held in escrow pursuant to and in accordance with Section 3, upon receipt of written notice from the Trustee of the acceleration of the maturity of the Securities and direction from the Trustee to disburse the Escrow Funds to the Trustee, as promptly as practicable, disburse all funds and other Collateral held in the Escrow Account to or as directed by the Trustee and, to the extent permissible by applicable law, transfer title to all Cash Equivalents held by the Escrow Agent hereunder to or as directed by the Trustee. In addition, upon an Event of Default and for so long as such Event of Default continues, the Trustee may, and the Escrow Agent shall on behalf of the Trustee when instructed by the Trustee, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law.

The lien and security interest provided for in this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee and the Escrow Agent shall have no security interest in, any funds disbursed by the Escrow Agent to the Issuer pursuant to this Agreement to the extent not inconsistent with the terms hereof. The Escrow Agent shall not have any right to receive compensation from the Trustee and shall have no authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

(c) Any money collected by the Trustee pursuant to Section 6(b)(iii) shall be applied as provided in Section 6.10 of the Indenture. Any surplus of such cash or cash proceeds held by the Trustee and remaining after indefeasible payment in full of all the obligations under the Indenture shall be paid over to the Company promptly or as a court of competent jurisdiction may direct. Neither the Trustee nor the Escrow Agent shall have any liability for any shortfall to the extent of Escrow Redemption Price.

(d) The Issuer will execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee’s security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement. The Issuer also hereby authorizes the Trustee to file any financing or continuation statements with respect to the Collateral without their respective signature (to the extent permitted by applicable law). The Issuer shall pay all reasonable costs incurred in connection with any of the foregoing, it being understood that the Trustee shall have no duty to determine whether to file or record any document or instrument relating to Collateral. Neither the Trustee nor the Escrow Agent shall have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder.

(e) The Issuer hereby appoints the Trustee as attorney-in-fact with full power of substitution to do any act that the Issuer is obligated hereby to do, and the Trustee may, but shall not be obligated to, exercise such rights as the Issuer might exercise with respect to the Collateral and take any action in the Issuer’s or the Company’s name to protect the Trustee’s security interest hereunder.

(f) If at any time the Escrow Agent shall receive any “entitlement order” (as such term is defined in Section 8-102(a)(8) of the UCC) or any other instructions issued by the Trustee directing the disposition of funds in the Escrow Account or otherwise related to the Escrow Account, the Escrow Agent shall comply with such instructions without further consent by the Issuer or any other person.

(g) The Escrow Agent represents that it is a “securities intermediary” and that the Escrow Account is a “securities account” (as each such term is defined in the UCC).

(h) The Issuer hereby confirms that the arrangements established under this Section 6 constitute “control” by the Trustee of the Escrow Account, as each of those terms is defined in Article 9 of the UCC as adopted in the State of New York. The Escrow Agent and the Issuer have not entered and will not enter into any other agreement with respect to control of the Escrow Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Trustee with respect to the Escrow Account as set forth in this Section 6. In the event of any conflict with respect to control over the Escrow Account between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(i) The Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Account or any funds therein that it now has or subsequently obtains shall be subordinate to the security interest of the Trustee in the Escrow Account and the funds therein or credited thereto. The Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any funds therein.

7. Termination. This Agreement and the security interest in the Escrowed Property evidenced by this Agreement shall terminate automatically and be of no further force or effect upon the distribution of all Escrowed Property in accordance with Section 3 hereof; provided, however, that the obligations of the Issuer under Section 2(c) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation of the Escrow Agent. At such time, upon the written request of the Issuer, the Escrow Agent shall deliver to the Issuer all of the Escrowed Property hereunder that has not been disbursed or applied by the Escrow Agent in accordance with the terms of this Agreement and the Indenture. Such delivery shall be without warranty by or recourse to the Escrow Agent in its capacity as such, except as to the absence of any liens on the Escrowed Property created by the Escrow Agent, and shall be at the sole expense of the Issuer.

8. Security Interest Absolute. All rights of the Trustee for its own benefit and the benefit of the holders of the Notes and security interests hereunder, and all obligations of the Issuer hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

(c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or

(d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuer in respect of the Secured Obligations or of this Agreement.

9. Miscellaneous.

(a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

(b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of the Issuer hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

(d) Benefit. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

(e) Entire Agreement; Amendments. This Agreement and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Issuer from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Escrow Agent nor the Trustee shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Escrow Agent or the Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Escrow Agent or the Trustee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(f) Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received (i) on the day of delivery; (ii) three business days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (iii) when transmitted by telecopy to the telecopy number set forth below with verbal confirmation of receipt by the telecopy operator; or (iv) one business day following the day timely delivered to a next-day air courier addressed as set forth below:

To the Escrow Agent:

US Bank -Corporate Trust Services EP-MN-WS3C 60 Livingston Avenue St. Paul MN 55107-1419 Attention: Raymond S. Haverstock Facsimile: (651) 495-8097

To the Trustee:

US Bank -Corporate Trust Services EP-MN-WS3C 60 Livingston Avenue St. Paul MN 55107-1419 Attention: Raymond S. Haverstock Facsimile: (651) 495-8097

To the Issuer:

Caesars Escrow Corporation

Caesars Operating Escrow LLC

c/o Caesars Entertainment Corporation

One Caesars Palace Drive

Las Vegas, Nevada 89109

Attention: General Counsel

Facsimile: (702) 407-6418

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Monica K. Thurmond, Esq.

Facsimile: (212) 492-0055

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section 13(f). Notwithstanding the foregoing, notices and other communications to the Trustee or the Escrow Agent pursuant to clauses (ii) and (iv) of this Section 13(f) shall not be deemed duly given and received until actually received by the Trustee or the Escrow Agent, as applicable, at its address set forth above.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(h) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

(i) Choice of Law; Submission to Jurisdiction. THE EXISTENCE, VALIDITY, CONSTRUCTION, OPERATION AND EFFECT OF ANY AND ALL TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT JURISDICTION OVER SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT MAY BE EXERCISED BY A COMPETENT COURT OF THE CITY AND STATE OF NEW YORK, OR BY A COMPETENT UNITED STATES COURT, SITTING IN NEW YORK CITY. THE ISSUER, THE TRUSTEE AND THE ESCROW AGENT HEREBY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A TRIAL BY JURY AND TO ASSERT COUNTERCLAIMS OTHER THAN MANDATORY COUNTERCLAIMS IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT. THE ISSUER HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE SHALL BE DEEMED COMPLETED TEN (10) CALENDAR DAYS AFTER THE SAME IS SO MAILED. FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE, NEW YORK SHALL BE THE ESCROW AGENT’S JURISDICTION.

(j) Representations and Warranties of Issuers. Each Issuer hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as the enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by the Issuers does not violate any applicable law or regulation to which the Issuers are subject and does not require the consent of any governmental or other regulatory body to which the Issuer is subject, except for such consents and approvals as have been obtained and are in full force and effect. The Issuers are, with respect to the Collateral they are delivering pursuant to this Agreement, the beneficial owners of such Collateral, free and clear of any Lien or claims of any Person (except for the security interest granted under this Agreement) and are the only entitlement holders (as defined in Section 8-102(a)(7) of the UCC) of the Escrow Account and the financial assets (as defined in Section 8-102(a) of the UCC).

(k) Representations and Warranties of Escrow Agent and Trustee. The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable in accordance with its terms. The Trustee hereby represents and warrants that the person executing this Agreement is duly authorized to so execute this Agreement, and that this Agreement has been duly executed and delivered on its behalf.

(l) No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of any Issuer or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

(m) Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement relating to the Trustee or the Issuer conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

(n) Survival of Provisions. All representations, warranties and covenants of the Issuer contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

(o) Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust or other legal entity Agent will ask for documentation to verify its formation and existence as a legal entity. Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(p) Security Advice. The Issuers acknowledge that regulations of the Comptroller of the Currency grant the Issuers the right to receive brokerage confirmations of the security transactions as they occur. The Issuers specifically waive such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

[Signature Pages Follow]

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U.S. BANK NATIONAL ASSOCIATION,
as Escrow Agent

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

CAESARS OPERATING ESCROW LLC

By:	Caesars Entertainment Operating Company, Inc. as sole member

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Executive Vice President &
Chief Financial Officer

CAESARS ESCROW CORPORATION

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Senior Vice President & Treasurer

ANNEX I

FORM OF OFFICER’S CERTIFICATE - RELEASE REQUEST

CAESARS ESCROW CORPORATION

CAESARS OPERATING ESCROW LLC

c/o CAESARS ENTERTAINMENT CORPORATION

One Caesars Palace Drive

Las Vegas, Nevada 89109

[            ], 2012

[            ] as Escrow Agent

[            ]

[        ]

Attention: [        ]

Re:    Release Request Officer’s Certificate

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of February 14, 2012 (the “Escrow Agreement”) among you (the “Escrow Agent”), the Trustee under the indenture dated as of February 14, 2012 (the “Indenture”), and Caesars Escrow Corporation, a Delaware corporation and Caesars Operating Escrow LLC, a Delaware limited liability company (each, an “Issuer” and together, the “Issuers”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

This Officer’s Certificate constitutes the Release Request under the Escrow Agreement.

The Issuers and the Company hereby notify you and certifies to you as follows pursuant to Section 3(a) of the Escrow Agreement:

1. As of the date hereof, no Event of Default under the Indenture has occurred and is continuing.

2. As of the dated hereof, the Bank Amendment has been fully executed and delivered.

3. As of the date hereof, the Company has assumed the obligations of the Issuers under the Securities (the “CEOC Assumption”) pursuant to the Assumption Documents and has executed and delivered each Assumption Document to the Trustee and the Initial Purchasers.

4. As of the date hereof, the Company has received approval from the applicable gaming authorities for the offering of the Securities and the Bank Amendment.

5. Concurrently with the release of the Escrow Funds to the Company, the Assumption Documents will have been executed and delivered by all parties thereto.

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6. Concurrently with the release of the Escrow Funds to the Company, the Escrow Funds will be used to repay a portion of the outstanding borrowings under the Senior Secured Credit Facilities and the fees and expenses related to the issuance and sale of the Securities (including the out of pocket expenses of the Initial Purchasers), and such other payments as contemplated by the Offering Memorandum.

7. The Release Documents (as defined in the Purchase Agreement) have been executed by all parties thereto and delivered to the Trustee and the Initial Purchasers pursuant to Section 5(d) of the Purchase Agreement (attached hereto as Annex A).

8. The opinions of counsel contemplated by Section 5(c) of the Purchase Agreement (attached hereto as Annex A) have been furnished to the Trustee and the Initial Purchasers.

[SIGNATURE PAGES FOLLOW]

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The Issuers hereby notify you and certify to you that the release of the entire amount of funds from the Escrow Account is currently permitted in accordance with Section 3 of the Escrow Agreement and requests that you release such amount as set forth on Schedule A hereto. The Escrow Agent is entitled to rely on the foregoing in disbursing Escrow Funds as specified in this Release Request.

CAESARS ESCROW CORPORATION

By:
Name:
Title:

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CAESARS OPERATING ESCROW LLC

By:
Name:
Title:

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Schedule A

WIRE INSTRUCTIONS

[Company]

Proceeds to be delivered:	[	]
Name of Bank:	[	]
ABA Number of Bank:	[	]
Account Number at Bank:	[	]
Name of Account:	[	]
OBI Field F/F/C #:	[	]
Attention:	[	]

[Initial Purchasers]

Proceeds to be delivered:	[	]
Name of Bank:	[	]
ABA Number of Bank:	[	]
Account Number at Bank:	[	]
Name of Account:	[	]
OBI Field F/F/C #:	[	]
Attention:	[	]

ANNEX II

FORM OF FAILURE OF CONDITION NOTICE

CAESARS ESCROW CORPORATION

CAESARS OPERATING ESCROW LLC

c/o CAESARS ENTERTAINMENT CORPORATION

One Caesars Palace Drive

Las Vegas, Nevada 89109

[            ], 2012

[            ] as Escrow Agent

[            ]

[        ]

Attention: [        ]

Re:    Failure of Conditions

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of February 14, 2012 (the “Escrow Agreement”) among you (the “Escrow Agent”), the Trustee under the indenture dated as of February 14, 2012 (the “Indenture”), and Caesars Escrow Corporation, a Delaware corporation and Caesars Operating Escrow LLC, a Delaware limited liability company (each, an “Issuer” and together, the “Issuers”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

This Officer’s Certificate constitutes notice that the required conditions set forth in Section 3(a) shall not be satisfied on or prior to the Escrow Redemption Date.

Escrow Redemption Date: [            ], 2012

Escrow Redemption Price: $[            ]

CAESARS ESCROW CORPORATION

By:
Name:
Title:

CAESARS OPERATING ESCROW LLC

By:
Name:
Title:

EXHIBIT I

FUNDS TO BE WIRED

Description	Amount	Instructions

Escrow Fee	$[ ]	RBK: ABA: BNF: BNFACCT: OBI: REF#: ATTN:	U.S. Bank, N.A. [ ] [ ] [ ] [ ] [ ] [ ] [ ]

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